Exhibit 8.1

Torm plc

Office 506

20 Dunstan’s Hill

London

United Kingdom

EC3R 8HL

19 December 2024

Dear Sir or Madam

TORM plc: Registration Statement on Form F-3: Exhibit 8.1

1	INTRODUCTION

1.1

We have acted as special counsel as to matters of United Kingdom tax law (“UK Tax Law”) for TORM plc, a company registered in England and Wales with registered number 09818726 (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (“Rules”), of a registration statement on Form F-3 (such registration statement and any additional registration statement filed pursuant to Rule 462(b) is referred to as the “Registration Statement”) for the registration of the offer and sale from time to time of:

(a)	Class A common shares with a par value of $0.01 per share (“Common Shares”) to be issued by the Company;

(b)	preferred shares;

(c)	debt securities in one or more series, under one or more indentures in the forms filed as Exhibits 4.6 and 4.7 to the Registration Statement (“Debt Securities”);

(d)	warrants to purchase any of the Company’s debt or equity securities, in the form filed as Exhibit 4.2 to the Registration Statement (“Warrants”);

(e)

purchase contracts entitling the holder thereof to purchase or sell, and obliging the Company to sell or purchase, on specified dates, such securities or currencies at a specified purchase price, which may be based on a formula, in the form filed as Exhibit 4.4 to the Registration Statement (“Purchase Contracts”);

(f)	rights to purchase the Company’s equity securities, in the form filed as Exhibit 4.5 to the Registration Statement (“Rights”);

(g)

units consisting of one or more of the Company’s Rights, Purchase Contracts, Warrants, Debt Securities, preferred shares, Common Shares or any combination of such securities pursuant to a unit agreement in the form filed as Exhibit 4.8 to the Registration Statement (“Units”); and

(h)	securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above;

(together, the “Securities”).

1.2

The Securities will be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”).

2	DOCUMENTS EXAMINED AND ASSUMPTIONS

2.1

In rendering this opinion, we have examined originals or photocopies of all such documents, including (i) the Registration Statement and the Prospectus and (ii) certificates of public officials and of representatives of the Company as we have deemed necessary. In such examination, we have assumed:

(a)	the legal capacity of each natural person;

(b)	the genuineness of all signatures and the authenticity of all documents submitted to us as originals;

(c)	the conformity to original documents of all documents submitted to us as conformed or photostatic copies;

(d)	that the documents reviewed by us in connection with the rendering of the opinion set forth herein are true, correct and complete; and

(e)	the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us.

2.2

As to any questions of fact material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid certificates. We have also assumed that (i) the Company is and will at all times be resident in the United Kingdom for tax purposes, (ii) the Registration Statement and any amendments or supplements thereto (including any necessary post-effective amendments) shall have become effective under the Securities Act, and (iii) a Prospectus Supplement shall have been prepared and filed with the Commission describing the Securities offered thereby.

3	OPINION

3.1

This opinion is limited to UK Tax Law and is as of the date hereof. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

3.2

Based on the facts as set forth in the Prospectus and having regard to legal considerations which we deem relevant, and subject to the qualifications and limitations and based upon the assumptions in each case set forth herein, we hereby confirm that we have reviewed the discussion of the material United Kingdom tax consequences under the caption “Tax Considerations—United Kingdom Tax Considerations” set forth in the Prospectus. We confirm that the statements in such discussion, to the extent they constitute summaries of law or legal conclusions, unless otherwise noted, are the opinion of Watson Farley & Williams LLP with respect to the United Kingdom tax consequences that may be relevant to prospective investors in the Company’s Common Shares as of the date of the Prospectus (except for the representations and statements of fact of the Company included under such caption, as to which we express no opinion).

4	DISCLOSURE, CONSENT, RELIANCE AND APPLICABLE LAW

4.1

Disclosure. We consent to the filing of this opinion as an exhibit to the Registration Statement, the discussion of this opinion in the Registration Statement and to the references to our firm in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or related Rules.

4.2	Reliance.

We are providing this opinion on the strict understanding and condition that:

(a)

we are acting exclusively for the Company and we are not acting as legal advisers to any other person and no solicitor-client relationship shall be established between any person other than the Company on the one hand, and us, on the other;

(b)

our sole and exclusive duty in providing this opinion is a duty to take reasonable care in ensuring that the opinions (based upon the assumptions and subject to the qualifications in each case set forth herein) in this opinion reflect the current UK Tax Law position; and

(c)

We are only providing this opinion on the strict understanding and condition that we will only be liable for any loss or damage to the extent that such loss or damage results directly and exclusively from our negligence but not otherwise.

4.3

Governing law. All matters relating to this opinion, or any non-contractual obligations or any matters arising out of or in connection with this opinion, will be governed by and construed in accordance with English law.

4.4	Jurisdiction. The English courts shall have exclusive jurisdiction in relation to all disputes arising out of or in connection with this opinion.

Yours faithfully

/s/ Watson Farley & Williams LLP

Watson Farley & Williams LLP